EXHIBIT 10.4

                             NINTH AMENDMENT
                                 OF THE
            EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT
                        OF GIANT INDUSTRIES, INC.
                        AND AFFILIATED COMPANIES

     Effective as of July 1, 1987, Giant Industries, Inc., an Arizona corporation, and Ciniza Pipe Line, Inc., a New Mexico corporation, amended and restated the Joint Profit Sharing Plan and Trust Agreement of Giant Industries, Inc., Giant Western Service Stations, Inc., and Ciniza Pipe Line Inc., as the Employee Stock Ownership Plan and Trust Agreement of Giant Industries, Inc. and Affiliated Companies (the "Plan"). Effective as of July 1, 1987, the plan was adopted by Ciniza Production Company, a New Mexico corporation ("Ciniza"), and by J.E.A. Company, Inc., an Arizona corporation.

     Effective as of September 28, 1989, Ciniza Pipe Line Inc. was merged into Giant Industries, Inc., an Arizona corporation. Effective as of October 12, 1989, J.E.A. Company, Inc. was merged into Giant Industries, Inc. and Giant Industries, Inc. changed its name to Giant Industries Arizona, Inc. ("Giant Arizona").

     On October 15, 1989, Giant Arizona entered into an Agreement and Plan of Reorganization with Hixon Development Company, a Texas corporation, ("Hixon") contemplating a merger whereby Giant Arizona and Hixon would become wholly owned subsidiaries of Giant Industries, Inc., a Delaware corporation ("Giant"). The stock of Giant became publicly traded on December 15, 1989, and the merger was consummated on December 21, 1989.

     Effective as of December 21, 1989, the Plan was adopted by Giant and by Hixon. The name of Hixon was changed to Giant Exploration & Production Company, a Texas corporation ("E&P"), effective June 12, 1990. Giant, Giant Arizona, E&P, Ciniza, Giant Stop-N-Go of New Mexico, a New Mexico corporation, and Giant Four Corners, Inc., an Arizona corporation, and such other entities described in section 1.14 of the Plan are hereinafter collectively referred to as the "Employer". Under Section 11.1 of the Plan, Giant has been granted the right to amend the Plan in whole or in part at any time and from time to time, subject to certain restrictions set forth in the Plan, on behalf of the Employer.

     NOW THEREFORE, Giant deems it advisable to amend the Plan in the manner hereinafter set forth and hereby adopts this ninth amendment.

     Pages 1.7 through 1.18 and 11.2 through 11.4 of the existing Plan are removed and replaced by the attached replacement pages numbered
1.7 through 1.19 and 11.2 through 11.4 which are incorporated herein by this reference.

     The terms used in this Ninth Amendment which are defined in the Plan shall have the same meaning given to such terms in the Plan.

     Except as modified by this Ninth Amendment, the Plan shall continue in full force and effect and the Plan and all amendments thereto shall be read, taken and construed as one and the same document.

     Executed on the 1st day of October, 1996 to be effective as of January 1, 1996, except that the deletion of Section 11.1(f) is effective August 15, 1996.

FOR THE EMPLOYER:                ADMINISTRATIVE COMMITTEE:
GIANT INDUSTRIES, INC.
A Delaware Corporation           /s/ Morgan Gust
                                 ---------------------------------
By  /s/ A. Wayne Davenport       Morgan M. Gust
  ------------------------
    VP & CFO                     /s/ A. Wayne Davenport
  ------------------------       ---------------------------------
                                 A. Wayne Davenport
By  /s/ Morgan Gust
  ------------------------       /s/ Debra A. McKinney
    VP                           ---------------------------------
  ------------------------       Debra A. McKinney

                                 TRUSTEE:

                                 BANK OF AMERICA, N.T. & S.A.

                                 By  /s/ O.B. Martinez, Jr.
                                   -------------------------------
                                   Its   TRUST ADMINISTRATOR
terms of this Section any Leased Employee is included in the term "Employee", all contributions or benefits provided for or on behalf of such Leased Employee by a leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer and shall offset any benefit otherwise provided under the terms of this Plan.

     1.14 "EMPLOYER," effective as of December 21, 1989, shall mean Giant Industries, Inc., a Delaware corporation, Giant Industries Arizona, Inc., an Arizona corporation, Hixon Development Company (renamed Giant Exploration & Production Company, effective June 12,
1990), a Texas corporation, and Ciniza Production Company, a New Mexico Corporation. The term "Employer" shall also include any other corporation which becomes a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the
Code) in which Giant is a component member and each entity (whether or not incorporated) which comes under common control with Giant (as defined in Section 414(c) of the Code and regulations issued thereunder) effective as of the date the corporation or entity becomes a member of a controlled group in which Giant is a member or comes under common control with Giant, including Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation, and Giant Four Corners, Inc., an Arizona Corporation, unless the Board of Directors or the corporation or entity which becomes a member of such controlled group affirmatively elects to exclude such corporation or entity from the definition of Employer. In addition, for purposes of determining Hours of Service and Years of

                               -1.7-

                                                 (Replacement Page,
                                                   Ninth Amendment)
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Service, (i) all service completed by a prior employee of Shell Oil
Company and Shell Pipe Line Corporation who became an Employee on or about April 1, 1982 in connection with the acquisition of the Ciniza Refinery and Pipeline by Giant Industries, Inc., shall be included as service with the Employer, (ii) all service completed by an Employee of Hixon prior to December 21, 1989 who was employed by Hixon on December 20, 1989 shall be included as service with the Employer under this Plan, (iii) effective as of January 1, 1996, all service by a prior employee of Bloomfield Refining Company ("Bloomfield") or The Gary-Williams Company ("Gary-Williams") for service with either company or with any of their affiliates or predecessor employers to the extent service was credited to the prior employee under The Gary Tax Advantaged Savings Program and Profit-Sharing Plan on October 4, 1595, but only if such employee was employed by Bloomfield or Gary-Williams on October 3, 1995, and became an Employee of the Employer on October 4, 1995, in connection with the sale of assets of Bloomfield to the Employer, and (iv) effective as of January 1, 1996, all service by a prior employee of Meridian Oil Inc., Meridian Oil Gathering Inc., or Meridian Trading Inc. (collectively "Meridian") for service with Meridian or with any affiliate or predecessor employer of Meridian to the extent service was credited to the prior employee under the Burlington Resources Retirement Savings Plan on August 18, 1995, but only if such employee was employed by Meridian on August 17, 1995, and became an Employee of the Employer on August 18, 1995, in connection with the sale of assets of Meridian to the Employer.

                               -1.8-

                                                 (Replacement Page,
                                                   Ninth Amendment)
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     1.15  "EMPLOYER REAL PROPERTY" shall mean real property (and related personal property) which is leased to an Employer or to an affiliate of such Employer as defined under Section 407(d)(7) of BRISA. Employer Real Property shall be deemed to be acquired by the Plan on the date on which the Plan acquires the property or on the date on which a lease from the Plan to the Employer (or affiliate) is entered into, whichever is later.

     1.16 "EMPLOYER STOCK" prior to December 21, 1989, shall mean shares of common stock of Giant Industries Arizona, Inc., an Arizona corporation, having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power and that class of common stock having the greatest dividend rights, and on or after December 21, 1989 shall mean shares of common stock issued by Giant Industries, Inc., a Delaware corporation. Any valuation of Employer Stock prior to December 21, 1989, and any valuation in the event shares of common stock of Giant Industries, Inc. cease to be readily tradeable on an established securities market after December 21, 1989, shall be performed by an independent appraiser who meets the requirements of Code Section 410(a)(28)(c).

     1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.18 "EXEMPT LOAN" shall mean an exempt loan within the meaning of Code Section 4975(d)(3) and Treasury Regulations Section 54.4975-7
(b) (iii), the requirements of which are more fully set forth in
Section 9.2.

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                                                 (Replacement Page,
                                                   Ninth Amendment)
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     1.19  "FIDUCIARY" shall mean, in accordance with Section 3(21) of
ERISA, any person who exercises any discretionary authority or discretionary control respecting management of the Plan or any authority or control respecting management or disposition of Plan assets, who renders investment advice for a fee or other compensation (direct or indirect) with respect to Plan assets or who has any authority or responsibility to do so, and any person who has any discretionary authority or discretionary responsibility in the administration of the Plan. The term Fiduciary shall be construed as including the term "Named Fiduciary" as defined in Section 402(a)(2) of ERISA with respect to those Fiduciaries who are identified in the Plan as "Named Fiduciaries".

     1.20 "FISCAL YEAR" shall mean the year beginning on January 1 and ending on December 31, and such Fiscal Year shall be the plan year for all purposes under ERISA and the Code.

     1.21 "FORMER PARTICIPANT" shall mean a Participant whose employment with the Employer has terminated but who has vested Accounts under the Plan which have not been paid in full and which continue to participate in the increase or decrease in Plan assets including, for any Former Participant on or after December 21, 1989, any increase or decrease in Employer Stock.

     1.22 "GIANT" means Giant Industries, Inc., a Delaware corporation.

     1.23 "GIANT ARIZONA" means Giant Industries Arizona, Inc., an Arizona corporation.

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                                                 (Replacement Page,
                                                   Ninth Amendment)
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     1.24  "HIGHLY COMPENSATED EMPLOYEE" means, effective for any
Fiscal Year beginning on or after January 1, 1987, any Employee who is a highly compensated employee as defined in Code Section 414(q) and the applicable Treasury regulations. Generally, any Employee is considered a Highly Compensated Employee if during the Determination Year or the Look-Back Year such Employee:

          (a) was a "5% owner" as defined in Code Section 416(i)(B)(i) (i.e. who owns (or is treated as owning) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer.) In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers;

          (b) received Section 415 Compensation from the Employer in excess of $75,000;

          (c) received Section 415 Compensation from the Employer in excess of $50,000 and was in the "Top-Paid Group." An Employee is in the Top-Paid Group if such Employee is in the group consisting of the top twenty percent (20%) of Employees when ranked on the

                               -1.11-
                                                 (Replacement Page,
                                                   Ninth Amendment)

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               basis of Section 415 Compensation (as adjusted below); or

          (d)  was an officer of the Employer whose Section 415
               Compensation (as adjusted below) is greater than $45,000 (or such other amount which is equal to fifty percent (50%) of the amount specified in Code Section
               415(b)(1)(A) for the calendar year in which the Determination Year or the Look-Back Year begins.

     For purposes of this Section, the Determination Year shall be the Plan Year in which testing is being performed. The Employer has elected to treat the calendar year ending with or within the Determination Year as the Look-Back Year as provided for in Treasury regulations. Solely for purposes of identifying Highly Compensated Employees under the terms of this Section and Code Section 414(q), Section 415 Compensation means
Section 415 Compensation as defined in Section 3.1(b) plus amounts described under Code Sections 125, 402(e)(3) (formerly 402(a)(8)) or 402(h)(1)(B) that are otherwise excluded from Section 415 Compensation; and the dollar threshold amount specified in subsections (b) and (c) of this Section shall be adjusted at such time and in such manner as is provided in the Code.

     The term "Highly Compensated Employee" also includes a former Employee who separated from service (or has a deemed separation from service as determined under Treasury regulations) prior to the Determination Year, performs no services for the Employer during the Determination Year, and was a Highly

                               -1.12-
                                                 (Replacement Page,
                                                   Ninth Amendment)

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Compensated Employee either for the Look-Back Year or any Determination
Year ending on or after his 55th birthday.

     The Committee shall make the determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Top-Paid Group, the number of officers includible in subsection (d), the number and identity of former Employees considered to be Highly Compensated Employees, the identity of "Excluded Employees," and Section 415 Compensation, in a manner consistent with Code Section 414(q).

     For purposes of this Section, an "Excluded Employee" is defined under Code Section 414(q)(8) and generally includes (i) Employees who have not completed six (6) months of service; (ii)Employees who normally work less than 17 1/2 hours per week; (iii) Employees who normally work during not more than six (6) months during any Determination Year; (iv) Employees who have not attained age 21; and (v) employees who are included in a unit of employees covered by a collective bargaining agreement. The number of officers taken into account under subsection
(d) will not exceed the greater of 3 or 10% of the total number of Employees (after subtracting Excluded Employees) but will not exceed 50 officers. If no Employee satisfies the dollar threshold amount in subsection (d) for the relevant Fiscal Year, the Committee will treat the highest paid officer as satisfying subsection (d) for that Fiscal Year.

     For purposes of applying any nondiscrimination test in a manner consistent with the applicable Treasury regulations, the Committee will treat as a single Highly Compensated Employee any

                               -1.13-
                                                 (Replacement Page,
                                                   Ninth Amendment)
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Highly Compensated Employee, who is a 5% owner or is one of the 10
Highly Compensated Employees with the greatest Section 415 compensation for the Determination Year, and his spouse, lineal ascendants or descendants or spouses of lineal ascendants or descendants even if such family members are Highly Compensated Employees in their own right.

     1.25 "HIXON" shall mean Hixon Development Company, a Texas corporation.

     1.26 "HOUR OF SERVICE" shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by the Employer for performance of duties for the Employer including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, and including each hour for which payment is made or payable to the Employee for periods during which the Employee is on an Employer approved leave of absence for vacation, jury, sick, or disability leave, or military service. Hours of Service shall, also include hours during such additional periods of service as may be required pursuant to Department of Labor regulations. Hours for nonperformance of duties shall be credited in accordance with DOL Regulations Section 2530.200b-2(b). Hours shall be credited to the applicable computation period in accordance with DOL Regulations Section 2530.200b-2(c).

     1.27 "INELIGIBLE PARTICIPANT" shall mean, for purposes of allocating Section 1042 Employer Stock, (a) a Participant who is a more than twenty-five percent (25%) owner (or a Participant who is treated under Code Section 409(n) as a more than twenty-five

                               -1.14-
                                                 (Replacement Page,
                                                   Ninth Amendment)
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percent (25%) owner) of any class of outstanding stock of Giant
Industries, Inc. (or prior to December 21, 1989, of Giant Industries Arizona, Inc.) or of the total value of any class of outstanding stock of Giant Industries, Inc. (or prior to December 21, 1989, of Giant Industries Arizona, Inc.) whether he has elected nonrecognition of gain under Section 1042 of the Code or not, or (b) a Participant (or a Participant who is related within the meaning of Code Section 409(n) to a Participant) who has elected nonrecognition of gain under Section 1042 of the Code in connection with the sale of Employer Stock to the Plan.
A Participant who is described in section 1.27(b) but not in Section 1.27(a) shall be an "Ineligible Participant" only for the period beginning on the date on which the Employee Stock for which he elected Code Section 1042 treatment was sold to the Plan and ending on the later of (1) the date which is ten (10) years after the date of such sale or
(2) the date on which any allocation under the Plan is made which is attributable to the final payment of any indebtedness incurred by the Plan in connection with such sale.

     1.28 "INVESTMENT MANAGER" shall mean a fiduciary (other than a Trustee or Named Fiduciary) designated by the Committee under this Plan to whom has been delegated the power to manage, acquire or dispose of all or any of the assets of the Plan, who is registered as an investment advisor under the Investment Advisers Act of 1940, is a bank as defined under the Investment Advisers Act of 1940 or is an insurance company qualified to manage, acquire, or dispose of assets under the laws of more than one State, and who

                               -1.15-
                                                 (Replacement Page,
                                                   Ninth Amendment)

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has acknowledged in writing that he is a fiduciary with respect to the management, acquisition and control of Plan assets.

     1.29 "PARTICIPANT" shall mean any Employee of the Employer who becomes eligible for participation in accordance with the provisions of this Plan.

     1.30 "PLAN" shall mean the qualified stock bonus plan and trust set forth in this Agreem6nt, which is intended to be a qualified employee stock ownership plan and trust.

     1.31  "QUALIFYING EMPLOYER REAL PROPERTY" shall mean Employer Real
Property:

           (a) if a substantial number of the parcels are dispersed geographically;

           (b) if each parcel of real property and the improvements thereon are suitable (or adaptable without excessive cost) for more than one use;

           (c) even if all such real property is leased to one lessee (which may be an employer, or an affiliate of an employer); and

           (d) if the acquisition and retention of such property comply with the provisions of this part of ERISA (other than section
404(a)(1)(B) to the extent it requires diversification, and sections 404(a)(1)(C), 406, and subsection (a) of this section).

     1.32 "SECTION 1042 EMPLOYER STOCK" shall mean Employer Stock acquired by the Plan prior to December 21, 1989 in a transaction which qualified for nonrecognition of gain under Code Section 1042.

                               -1.16-
                                                 (Replacement Page,
                                                   Ninth Amendment)
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     1.33  "SECTION 1042 EMPLOYER STOCK ACCOUNT" shall mean the account used to reflect an interest in Section 1042 Employer Stock.

     1.34  "SUSPENSE ACCOUNT" shall mean the account used to hold
Employer Stock purchased pursuant to Article IX of the Plan with the proceeds of an Exempt Loan, prior to allocation of such stock to the Accounts of Participants under the Plan.

     1.35 "TEMPORARY STOCK ACCOUNT" shall mean the interim account used to hold Employer Stock purchased by the Trustee, other than Employer Stock purchased pursuant to Article IX of the Plan with the proceeds of an Exempt Loan, and to hold Employer Stock contributed to the Plan by the Employer, prior to the allocation of such stock to the Accounts of Participants each Fiscal Year in accordance with Sections 4.4(a), 4.7(a) and 4.7(c).

     1.36 "TRUST" or "TRUST FUND" shall mean the trust which is established herein to hold and invest contributions made under this Plan.

     1.37 "TRUSTEE" shall mean the one or more individuals, banks, trust companies or other financial institutions, which are appointed in accordance with Article VIII to hold and manage the assets of the Trust.

     1.38 "UNION EMPLOYEE" shall mean any person employed by Employer who is a member of a unit of employees covered by any collective bargaining agreement between employee representatives and the Employer, wherein retirement benefits were the subject of good faith bargaining between the parties thereto, unless said agreement provides for participation in this Plan.

                               -1.17-
                                                 (Replacement Page,
                                                   Ninth Amendment)



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     1.39  "UNRESTRICTED EMPLOYER STOCK" shall mean Employer Stock which was not acquired in a transaction qualifying for nonrecognition of gain under Section 1042 of the Code.

     1.40 "UNRESTRICTED EMPLOYER STOCK ACCOUNT" shall mean the account used to reflect an interest in Unrestricted Employer Stock.

     1.41 "VALUATION DATE" shall mean the last day of each Fiscal Year unless otherwise specifically indicated.

     1.42 "YEAR OF SERVICE" shall mean, for purposes of eligibility under the Plan, the twelve (12) consecutive month period commencing on

           (a) the first day the Employee completes an Hour of Service, or

           (b) if the Employee incurs a Break in Service, the first day the Employee completes an Hour of Service after such Break in Service, and, each succeeding twelve (12) consecutive month period beginning on anniversaries of that date during which the Employee completes at least one thousand (1,000) Hours of Service. The twelve
(12) consecutive month period determined under this Section for the calculation of a Year of Service for eligibility shall be the Eligibility Computation Period.

     1.43 "YEAR OF SERVICE" shall mean, for purposes of vesting under the Plan, the Fiscal Year

           (a) during which a Participant first completed an Hour of Service either as an Employee or as a Union Employee; or

           (b) if an Employee or a union Employee incurs a Break in Service, the Fiscal Year during which the Employee or

                               -1.18-
                                                 (Replacement Page,
                                                   Ninth Amendment)
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Union Employee completes an Hour of Service after such Break in Service,

and each succeeding Fiscal Year during which an Employee or a Union Employee completes at least one thousand (1,000) Hours of Service; provided, however, that any Employee or a Union Employee hired on or before June 30, 1993 who becomes a Participant under the terms of
Section 2.1 prior to the Seventh Amendment shall be credited in all events with one Year of Service for the Fiscal Year in which such Employee or Union Employee becomes a Participant. The Fiscal Year shall be the Vesting Computation Period.


















                               -1.19-
                                                 (Replacement Page,
                                                   Ninth Amendment)
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a Participant of his or her nonforfeitable rights to benefits accrued to the date of the amendment. Further, effective for Fiscal Years beginning on or after January 1, 1989, if the Vesting Schedule of the Plan is amended each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

       (1)  60 days after the amendment is adopted;
       (2)  60 days after the amendment becomes effective; or
       (3) 60 days after the Participant is issued written notice of the amendment by the Employer or plan administrator; and

      11.2  DISCONTINUANCE OF PLAN.

      It is the Employer's expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, and the Trust related to this Plan is irrevocable, but continuance of the Plan by the Employer is not assumed as a contractual obligation, and the Employer reserves the right at any time to reduce, temporarily suspend, or discontinue contributions hereunder. In the event of the Employer's complete discontinuance of contributions, the entire interest of each Participant shall vest immediately and become non-forfeitable.

      The Employer may terminate this Plan at any time upon written notice to the Trustee. Upon termination or partial termination of the Plan, the entire interest of each of the

                               -11.2-
                                                 (Replacement Page,
                                                   Ninth Amendment)

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Participants shall immediately vest and become non-forfeitable.  The
Trustee shall thereafter, upon direction of the Committee, distribute to the Participants the amount in such Participants' accounts in the same manner as set forth in Article V, subject, where appropriate, to Section 403(d)(1) of ERISA and regulations of the Secretary of Labor thereunder as may affect allocation of assets upon termination of the Plan.

     Notwithstanding any provision of Article XI to the contrary, upon the termination of the Plan, the Trustee shall not be obligated to distribute assets from the Plan, until the Plan has received a favorable determination from the Internal Revenue Service that the Plan termination has not adversely affected the qualification of the Plan under Section 401, or until the Employer agrees to indemnify the Trustee against any income tax liability incurred by the Trust as a consequence of an adverse determination, provided the Trustee agrees to accept the Employer's indemnification.

11.3  MERGER OR CONSOLIDATION.

     This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participants, respectively, would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied this Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

                               -11.3-
                                                 (Replacement Page,
                                                   Ninth Amendment)

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11.4  FAILURE TO CONTRIBUTE.

      Any failure by the Employer to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

















                               -11.4-
                                                 (Replacement Page,
                                                   Ninth Amendment)